Exhibit 1.1




CASE NAME:                                                   ACCRUAL BASIS


CASE:                                                        2/13/95


JUDGE:





                         UNITED STATES BANKRUPTCY COURT
                           NORTHERN DISTRICT OF TEXAS
                            MONTHLY OPERATING REPORTS
                           MONTH ENDING: JULY 31, 2002



IN ACCORDANCE WITH TITLE 28, SECTION 1746, OF THE UNITED STATES CODE, I DECLARE UNDER PENALTY OF PERJURY I HAVE EXAMINED THE FOLLOWING MONTHLY OPERATING REPORT (ACCURAL BASIS-1THROUGH ACCURAL BASIS-7) AND THE ACCOMPANYING ATTACHMENTS AND, TO THE BEST OF MY KNOWLEDGE, THESE DOCUMENTS ARE TRUE, CORRECT AND COMPLETE. DECLARATION OF THE PREPARER (OTHER THAN RESPONSIBLE PARTY): IS BASED ON ALL INFORMATION OF WHICH PREPARER HAS ANY KNOWLEDGE.


RESPONSIBLE PARTY:

                                             Chief Financial Officer
---------------------------------------      -----------------------------------
ORIGINAL SIGNATURE OF RESPONSIBLE PARTY      TITLE


James C. Williams                            August 19, 2002
---------------------------------------      -----------------------------------
PRINTED NAME OF RESPONSIBLE PARTY            DATE


PREPARER:

                                             Chief Fianacial Officer
---------------------------------------      -----------------------------------
ORIGINAL SIGNATURE OF PREPARER               TITLE


James C. Williams                            August 19, 2002
---------------------------------------      -----------------------------------
PRINTED NAME OF PREPARER                     DATE

CASE NAME: Alford Refrigerated Warehouses, Inc.                 ACCRUAL BASIS-1
          --------------------------------------

CASE NUMBER: 01-39776-BJH-11
            -------------------------------------


COMPARATIVE BALANCE SHEET
ASSETS                                 SCHEDULE                MONTH               MONTH                 MONTH
                                       AMOUNT
                                                               Jul. 2002
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------

1. UNRESTRICTED CASH                                           618,613
2. RESTRICTED CASH
3. TOTAL CASH                                                  618,613
4. ACCOUNTS RECEIVABLE, NET                                    466,134
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
5. INVENTORY
6. NOTES RECEIVABLE
7. PREPAID EXPENSES                                            224,086
8. OTHER (ATTACH LIST)
9. TOTAL CURRENT ASSETS                                        1,308,833
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
10. PROPERTY, PLANT, & EQUIPMENT                               7,570,735
11. LESS:ACCUMULATED                                           3,217,679
DEPRECIATION/DEPLETION
12. NET PROPERTY, PLANT & EQUIPMENT                            4,353,056
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
13. DUE FROM INSIDERS                                          (1,005,669)
14. OTHER ASSETS - NET OF                                      245,611
15. OTHER (ATTACH LIST)                                        175,996
16. TOTAL ASSETS                                               5,077,827
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
POST PETITION LIABILITIES
17. ACCOUNTS PAYABLE                                           702,810
18. TAXES PAYABLE                                              217,207
19. NOTES PAYABLE                                              139,919
20. PROFESSIONAL FEES
21. SECURED DEBT
22. OTHER (ATTACH LIST)                                        939
23. TOTAL POSTPETITION LIABILITIES                             1,060,875
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
PREPETITION LIABILITIES
24. SECURED DEBT                                               4,661,074
25. PRIORITY DEBT                                              60,090
26. UNSECURED DEBT                                             3,087,862
27. OTHER (ATTACH LIST)                                        849,441
28. TOTAL PREPETITION LIABILITIES                              8,658,467
29. TOTAL LIABILITIES                                          9,719,342
EQUITY
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
30. PREPETITION OWNER'S EQUITY                                 (2,726,032)
31. POSTPETITION CUMULATIVE PROFIT OR                          (1,915,483)
(LOSS)
32. DIRECT CHARGES TO EQUITY
33. TOTAL EQUITY                                               (4,641,515)
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
34. TOTAL LIABILITIES & OWNERS' EQUITY                         5,077,827


Case Name: Alford Refrigerated Warehouses, Inc.                        MOR-1

Case No: 01-39776-BJH-11


                                                     July '02
14. Capitalized Professional Fees                    $   245,611
      net of Amortization


15. Investment in Subsidiaries                       $        10

      Deposits                                           175,986
                                                     ------------
                                                     $   175,996



22. Deferred Revenue                                 $       939



27. Deferred Income Taxes                            $   697,039

      Deferred Revenue                                   152,402
                                                     ------------
                                                     $   849,441

CASE NAME: Alford Refrigerated Warehouses, Inc.               ACCRUAL BASIS-2
          -------------------------------------

CASE NUMBER: 01-39776-BJH-11
            -----------------------------------


INCOME STATEMENT
------------------------------------------  ---------------------- ------------------- -----------------------  ------------------
REVENUES                                    MONTH                  MONTH               MONTH                    QUARTER
                                                                                                                TOTAL
                                            July, 2002

1. GROSS REVENUES                           454,476                                                             454,476
2. LESS: RETURNS & DISCOUNTS
3. NET REVENUE                              454,476                                                             454,476
COSTS OF GOODS SOLD
4. MATERIAL
5. DIRECT LABOR
6. DIRECT OVERHEAD
7. TOTAL COST OF GOODS SOLD
8. GROSS PROFIT                             454,476                                                             454,476
OPERATING EXPENSES
9. OFFICER / INSIDER COMPENSATION           20,324                                                              20,324
10. SELLING & MARKETING
11. GENERAL & ADMINISTRATIVE                425,732                                                             425,732
12. RENT & LEASE                            154,667                                                             154,667
13. OTHER (ATTACH LIST)
14. TOTAL OPERATING EXPENSES                600,723                                                             600,723
15. INCOME BEFORE NON-OPERATING             (146,247)                                                           (146,247)
      INCOME & EXPENSE
OTHER INCOME & EXPENSE
16. NON-OPERATING INCOME (ATTACH LIST)
17. NON-OPERATING EXPENSE (ATTACH LIST)
18. INTEREST EXPENSE                        16,274                                                              16,274
19. DEPRECIATION / DEPLETION                38,962                                                              38,962
20. AMORITIZATION                           2,789                                                               2,789
21. OTHER (ATTACH LIST)
22. NET OTHER INCOME & EXPENSES             58,025                                                              58,025
REORGANIZATION EXPENSES
23. PROFESSIONAL FEES
24. U.S. TRUSTEE FEES                       3,750                                                               3,750
25. OTHER (ATTACH LIST)
26. TOTAL REORGANIZATION EXPENSES           3,750                                                               3,750
27. INCOME TAX
28. NET PROFIT (LOSS)                       (208,022)                                                           (208,022)


CASE NAME: Alford Refrigerated Warehouses, Inc.                  ACCRUAL BASIS-3
           ------------------------------------

CASE NUMBER: 01-39776-BJH-11
            -----------------------------------

CASH RECEIPTS AND                           MONTH                  MONTH               MONTH                    QUARTER
DISBURSEMENTS                                                                                                   TOTAL
                                            July, 2002

1. CASH - BEGINNING OF MONTH                450,767                                                             450,767
 RECEIPTS FROM OPERATORS
2. CASH SALES                               4,508                                                               4,508
COLLECTIONS OF ACCOUNTS RECEIVABLE
3. PREPETITION                              1,476                                                               1,476
4. POSTPETITION                             506,445                                                             506,445
5. TOTAL OPERATING RECEIPTS                 512,429                                                             512,429
NON-OPERATING RECEIPTS
6. LOANS & ADVANCES (ATTACH LIST)
7. SALE OF ASSETS
8. OTHER (ATTACH LIST)
9. TOTAL NON-OPERATING RECEIPTS
10. TOTAL RECEIPTS                          512,429                                                             512,429
11. TOTAL CASH AVAILABLE                    963,196                                                             963,196
OPERATING DISBURSEMENTS
12. NET PAYROLL                             108,855                                                             108,855
13. PAYROLL TAXES PAID                      44,065                                                              44,065
14. SALES, USE & OTHER TAXES PAID
15. SECURED / RENTAL / LEASE                23,694                                                              23,694
16. UTILITIES                               55,900                                                              55,900
17. INSURANCE                               31,956                                                              31,956
18. INVENTORY PURCHASES
19. VEHICLE EXPENSES
20. TRAVEL                                  193                                                                 193
21. ENTERTAINMENT
22. REPAIRS & MAINTENANCE                   37,237                                                              37,237
23. SUPPLIES                                7,332                                                               7,332
24. ADVERTISING
25. OTHER (ATTACH LIST)                     31,351                                                              31,351
26. TOTAL OPERATING DISBURSEMENTS           340,583                                                             340,583
REORGANIZATION EXPENSES
27. PROFESSIONAL FEES
28. U.S. TRUSTEE FEES                       4,000                                                               4,000
29. OTHER (ATTACH LIST)
30. TOTAL REORGANIZATION EXPENSES           4,000                                                               4,000
31. TOTAL DISBURSEMENTS                     344,583                                                             344,583
32. NET CASH FLOW                           618,613                                                             618,613
33. CASH - END OF MONTH                     618,613                                                             618,613


Case Name: Alford Refrigerated Warehouses, Inc.                        MOR-3

Case No: 01-39776-BJH-11

                                                              July 02
25. Bank Charges                                              $     283

      Licenses & Fees                                                 0

      Employee withholdings for Child Support,
      Irs Levy, 401(K), Credit Union,
      Medical Premiums                                           31,068
                                                               --------
                                                                $31,351

CASE NAME: Alford Refrigerated Warehouses, Inc.                 ACCRUAL BASIS-4
           ------------------------------------

CASE NUMBER: 01-39776-BJH-11
            -----------------------------------

ACCOUNTS RECEIVABLE AGING                   SCHEDULE               MONTH               MONTH                    MONTH
                                            AMOUNT
                                                                   July, 2002

1. 0 - 30                                                          283,546
2. 31 - 60                                                         37,843
3. 61 - 90                                                         19,700
4. 91 +                                                            35,352
5. TOTAL ACCOUNTS RECEIVABLE                                       376,441
6. AMOUNT CONSIDERED UNCOLLECTABLE
7. ACCOUNTS RECEIVABLE,  NET                                       376,441


AGING OF POSTPETITION TAXES AND PAYABLES                                             MONTH: July, 2002
                                                                                           -----------

TAXES PAYABLE                               0 - 30 DAYS        31 - 60 DAYS           61 - 90 DAYS         91+            TOTAL
                                                                                                           DAYS

1. FEDERAL                                                                                                 31,470         31,470
2. STATE
3. LOCAL                                    22,300             22,300                22,300                118,837        185,737
4. OTHER (ATTACH LIST)
5. TOTAL TAXES PAYABLE                      22,300             22,300                22,300                150,307        217,207

6. ACCOUNTS PAYABLE                         41,740             0                     0                     216            41,956



STATUS OF POSTPETITION TAXES                                              MONTH: July, 2002
                                                                                -----------

FEDERAL                                       *BEGINNING TAX              AMOUNT WITHHELD AND OR           AMOUNT         ENDING TAX
                                              LIABILITY                   ACCRUED                          PAID           LIABILITY

1. WITHHOLDING**
2. FICA - EMPLOYEE**
3. FICA- EMPLOYER**
4. UNEMPLOYMENT
5. INCOME                                     31,470                                                                      31,470
6. OTHER (ATTACH LIST)
7. TOTAL FEDERAL TAXES                        31,470                                                                      31,470
------------------------------------------    --------------------------- -------------------------------- -------------  ----------
STATE AND LOCAL
8. WITHHOLDING
9. SALES
10. EXCISE
11. UNEMPLOYMENT
12. REAL PROPERTY                             163,437                     22,300                                          185.737
13. PERSONAL PROPERTY
14. OTHER (ATTACH LIST)
15. TOTAL STATE AND LOCAL                     163,437                     22,300                                          185,737
------------------------------------------    --------------------------- -------------------------------- -------------  ----------
16. TOTAL TAXES                               194,907                     22,300                                          217,207
------------------------------------------    --------------------------- -------------------------------- -------------  ----------
* The  beginning  tax liability  should  represent the liability  from the prior month or, if this is the first operating report, this amount should be zero

** Attach photocopies of IRS Form 6123 or your FTD coupon and payment receipt to verify payment or deposit.


CASE NAME: Alford Refrigerated Warehouses, Inc.                 ACCRUAL BASIS-5
           ------------------------------------

CASE NUMBER: 01-39776-BJH-11                                   MONTH: July, 2002
            -----------------------------------                      -----------

      The debtor in possession must complete the reconciliation below for each bank account, including all general, payroll and tax accounts, as well as all savings and investment accounts, money market accounts, certificates of deposit, government obligations, etc. Accounts with restricted funds should be identified by placing an asterisk next to the account number. Attach additional sheets if necessary.



BANK RECONCILIATIONS                                     Account #1       Account #2       Account #3
                                                         ---------------  ---------------  ----------------

A. BANK                                                  Comerica         Comerica        Comerica
B. ACCOUNT NUMBER                                        1880803067       1880803091      1880803026          Total
C. PURPOSE (TYPE)                                        DIP              Cash            DIP
                                                                          Collateral
1. BALANCE PER BANK STATEMENT                            160,221          53,377          40,904
2. ADD: TOTAL DEPOSITS NOT CREDITED
3. SUBTRACT: OUTSTANDING CHECKS                          212              27,178
4. OTHER RECONCILING ITEMS
5. MONTH END BALANCE PER ITEMS                           160,009          26,199          40,904
6. NUMBER OF LAST CHECK WRITTEN                          40298            60400           1034



INVESTMENT ACCOUNTS                                      Account #1       Account #2          Account #3
                                                         ---------------  -----------------
BANK, ACCOUNT NAME & NUMBER                              DATE OF          TYPE OF            PURCHASE          CURRENT
                                                         PURCHASE         INSTRUMENT         PRICE             VALUE

7. ACCOUNT NUMBER
8. PURPOSE (TYPE):
9. BALANCE PER BANK STATEMENT
10. ADD: TOTAL DEPOSITS NOT CREDITED
11. TOTAL INVESTMENTS



CASH
12. CURRENCY ON HAND

13. TOTAL CASH - END OF MONTH




CASE NAME:  Alford Refrigerated Warehouses, Inc.                ACCRUAL BASIS-5
            ------------------------------------

CASE NUMBER: 01-39776-BJH-11                                  MONTH: July, 2002
            ------------------------------------                    ------------

      The debtor in possession must complete the reconciliation below for each bank account, including all general, payroll and tax accounts, as well as all savings and investment accounts, money market accounts, certificates of deposit, government obligations, etc. Accounts with restricted funds should be identified by placing an asterisk next to the account number. Attach additional sheets if necessary.



BANK RECONCILIATIONS                                     Account #4       Account #5       Account #6
                                                         ---------------  ---------------  ---------------

A. BANK                                                  Comerica         Comerica
B. ACCOUNT NUMBER                                        1880803075       1880803083                          Total
C. PURPOSE (TYPE)                                        GE Cash Coll.    FWCS Cash
1. BALANCE PER BANK STATEMENT                            380,055          8,878                               643,435
2. ADD: TOTAL DEPOSITS NOT CREDITED
3. SUBTRACT: OUTSTANDING CHECKS                                                                               27,390
4. OTHER RECONCILING ITEMS
5. MONTH END BALANCE PER ITEMS                           380,055          8,878                               616,045
6. NUMBER OF LAST CHECK WRITTEN                          1101             30002



INVESTMENT ACCOUNTS                                      Account #4       Account #5          Account #6
                                                         ---------------  -----------------
BANK, ACCOUNT NAME & NUMBER                              DATE OF          TYPE OF            PURCHASE          CURRENT
                                                         PURCHASE         INSTRUMENT         PRICE             VALUE

7. ACCOUNT NUMBER
8. PURPOSE (TYPE):
9. BALANCE PER BANK STATEMENT
10. ADD: TOTAL DEPOSITS NOT CREDITED
11. TOTAL INVESTMENTS



CASH
12. CURRENCY ON HAND                                                                                            2,568

13. TOTAL CASH - END OF MONTH                                                                                   618,613


CASE NAME: Alford Refrigerated Warehouses, Inc.                 ACCRUAL BASIS-6
           ------------------------------------

CASE NUMBER: 01-39776-BJH-11                                  MONTH: July, 2002
            -----------------------------------                     ------------

PAYMENTS TO INSIDERS AND PROFESSIONALS

     OF THE TOTAL DISBURSEMENTS SHOWN FOR THE MONTH, LIST THE AMOUNT PAID TO INSIDERS (AS DEFINED IN SECTION 101 (31) (A)-(F) OF THE U.S. BANKRUPTCY
     CODE) AND TO PROFESSIONALS. ALSO, FOR PAYMENTS TO INSIDERS, IDENTIFY THE TYPE OF COMPENSATION PAID (e.g. SALARY, BONUS, COMMISSIONS, INSURANCE, HOUSING ALLOWANCE, TRAVEL, CAR ALLOWANCE ETC). ATTACH ADDITIONAL SHEETS IF NECESSARY.


                                                                INSIDERS
NAME                               TYPE OF PAYMENT                   AMOUNT PAID                        TOTAL PAID TO DATE

1.J.C. Williams                    Salary                            10,120                             81,942
2.K.R. McGinnis                    Salary                            10,205                             69,088
3.J.Y. Robichaud                   Salary                            0                                  26,000
4.
5.
6. TOTAL PAYMENTS TO INSIDERS                                        20,325                             177,030


                                                     PROFESSIONALS
NAME                                   DATE OF COURT                     AMOUNT             AMOUNT         TOTAL          TOTAL
                                       ORDER AUTHORIZING                 APPROVED           PAID           PAID TO        INCURRED
                                       PAYMENT                                                             DATE           & UNPAID*

1.
2.
3.
4.
5.
6. TOTAL PAYMENTS TO PROFESSIONALS                                       0                  0              0              0

* INCLUDE ALL FEES INCURRED, BOTH APPROVED AND UNAPPROVED


                      POSTPETITION STATUS OF SECURED NOTES, LEASES PAYABLE AND ADEQUATE PROTECTION PAYMENTS
NAME OF CREDITOR                   SCHEDULED MONTHLY                AMOUNTS PAID                  TOTAL UNPAID
                                   PAYMENTS DUE                     DURING MONTH                  POSTPETITION

1.Republic Group                   2,331                            2,331                         0
2.G.E. Business Asset              23,694                           23,694                        1,891,777
3.
4.
5.
6. TOTAL PAYMENTS TO PROFESSIONALS                                  26,025                        1,891,777



CASE NAME: Alford Refrigerated Warehouses, Inc.                ACCRUAL BASIS-7
           ------------------------------------

CASE NUMBER: 01-39776-BJH-11                                  MONTH: July, 2002
            -----------------------------------                     ------------



QUESTIONNAIRE                                                                                                      YES       NO

1. Have any assets been sold or transferred outside the normal course of business this reporting period?                     X
2. Have any funds been disbursed from any account other than a debtor in possession account?                                 X
3. Are any postpetition receivables (accounts, notes, or loans) due from related parties?                                    X
4. Have any payments been made on prepetition liabilities this reporting period?                                   X
5. Have any postpetition loans been received by the debtor from any party?                                                   X
6. Are any postpetition payroll taxes past due?                                                                              X
7. Are any postpetition state or federal income taxes past due?                                                              X
8. Are any postpetition real estate taxes past due?                                                                          X
9. Are any other postpetition taxes past due?                                                                                X
10. Are any amounts owed to postpetition creditors delinquent?                                                               X
11. Have any prepetition taxes been paid during the reporting period?                                                        X
12. Are any wages payments past due?                                                                                         X


If the answer to any of the above questions is "yes," provide a detailed explanation of each item. Attach additional sheets if necessary.


INSURANCE                                                                                                          YES       NO
1. ARE WORKER'S COMPENSATION, GENERAL LIABILITY AND OTHER NECESSARY INSURANCE COVERAGES IN                         X
   EFFECT?
2. ARE ALL PREMIUM PAYMENTS PAID CURRENT?                                                                          X
3. PLEASE ITEMIZE POLICIES BELOW.

If the answer to any of the above questions is "NO," or if any policies have been cancelled or not renewed during this reporting period, provide an explanation below. Attach additional sheets if necessary.


                                                          INSTALLMENT PAYMENTS
TYPE OF POLICY                     CARRIER                           PERIOD COVERED                     PAYMENT AMOUNT AND
                                                                                                        FREQUENCY

Property                           Chubb                             03/22/02-03/22/03                  $170,073 per year
Excess Property                    Westchester/Commonwealth          03/22/02-03/22/03                  $102,359 per year
Boiler & Machinery                 Travelers                         03/22/02-03/22/03                  $10,061 per year
CGL                                Republic                          08/01/01-08/01/02                  $19,912 per year
Commercial Umbrella                Republic                          08/01/01-08/01/02                  $6,329 per year
Worker' Compensation               United National                   09/12/01-09/12/02                  $113,924 per year


Case Name: Alford Refrigerated Warehouses, Inc.                          MOR-7

Case No: 01-39776-BJH-11



4. Payments have been made for insurance financing installments and long term secured debt. Payments are detailed on MOR-6.